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                                                                   EXHIBIT 23.3

                       [LETTERHEAD OF DELOITTE & TOUCHE]



                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement relating to 6,500,000 shares of Class A Common Stock of AutoTrader.com, Inc. on Form S-1 of our report dated March 17, 2000 (relating to the financial statements of Intellisoft Development Corporation), appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the references to us under the headings "Selected Historical and Unaudited Pro Forma Financial Data" and "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 12, 2000